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EXHIBIT 99.16

GRANT OF SECURITY INTEREST IN TRADEMARKS

    AGREEMENT made this 29th day of June, 2001 by and between THE J. Jill GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware and having a principal place of business at 4 Batterymarch Park, Quincy, MA 02169 (herein the "BORROWER"), and CITIZENS BANK OF MASSACHUSETTS, duly organized and existing under the laws of The Commonwealth of Massachusetts and having a principal place of business at 28 State Street, Boston, MA 02109, as Agent for the benefit of and on behalf of all of the Lenders, as such term is defined in that certain Fifth Amended and Restated Loan Agreement ("LOAN AGREEMENT") of even date herewith (herein the "AGENT").

W I T N E S S E T H:

    WHEREAS, by instrument dated June 29, 2001, BORROWER executed and delivered to the AGENT a security agreement (the "SECURITY AGREEMENT") pursuant to which BORROWER granted a security interest to the AGENT in all of its property, including, without limitation, a lien on and security interest in all of BORROWER'S patents and trademarks; and

    WHEREAS, BORROWER owns the United States registrations of the trademarks listed on Exhibit A hereto, which registrations have been issued by the U.S. Patent and Trademark Office (the "PTO"), and the United States trademark applications listed on Exhibit A hereto, which applications have been filed with the PTO; and

    WHEREAS, BORROWER wishes to file this instrument with the PTO to confirm its grant of a security interest to the AGENT of all of its federally registered trademarks and federal trademark applications listed in Exhibit A hereto as security for the "Obligations" (the "OBLIGATIONS") as defined in the LOAN AGREEMENT.

    NOW, THEREFORE, BORROWER does hereby confirm its grant of a security interest in all of its rights to the trademarks and United States registrations thereof and the federal trademark applications listed on Exhibit A and all goodwill associated therewith annexed hereto and made a part hereof, which Exhibit consists of one page (all herein referred to as "COLLATERAL").

    Provided, nevertheless, that if BORROWER shall well and truly pay and perform all OBLIGATIONS of BORROWER to the Lenders hereby secured (as herein provided) and all covenants and agreements of BORROWER herein contained, then this instrument shall be void and of no further effect and the interest hereby granted shall cease and terminate, and the AGENT will execute and deliver such documents as may be necessary to discharge this instrument to BORROWER and release the lien granted pursuant hereto.

    BORROWER hereby warrants and represents to the AGENT that it has full power and authority to enter into this Agreement.

    Upon the occurrence and continuance of any EVENT OF DEFAULT as defined in the LOAN AGREEMENT, the AGENT shall have, in addition to all other rights provided herein or therein, the rights and remedies of a secured party under the Uniform Commercial Code; and further, after the occurrence and continuance of an EVENT OF DEFAULT, the AGENT may, upon reasonable notice to BORROWER, at any time or times, sell and deliver any or all of the COLLATERAL at public or private sale, for cash, upon such terms as the AGENT deems advisable, at its sole discretion. Expenses of retaking, holding, preparing for sale, selling or similarly relating to realization on the COLLATERAL shall include reasonable attorney's fees. The AGENT's rights and remedies under this Agreement will be cumulative and not exclusive of any other right or remedy which the AGENT may have. For the purpose hereof, notice of any intended sale or disposition in writing at least ten (10) days before the time of such sale or disposition, shall be deemed reasonable notice.

    If the AGENT shall exercise its rights to sell any or all of such COLLATERAL, then BORROWER agrees to assign unto the AGENT or as the AGENT may direct all of its rights and claims that it may have for past infringement of any of the trademarks in the COLLATERAL.

    The AGENT shall be under no duty or obligation to enforce any rights or take any action with respect to the COLLATERAL, including without limitation, the maintaining or prosecuting of any claims or rights for infringement by third parties, and BORROWER hereby holds the AGENT harmless of and from all liability, loss or damage, including reasonable attorney's fees, by reason of this instrument including without limitation all costs, expenses or damages incurred as a result of being joined in any litigation relating to the COLLATERAL.

    This Agreement shall be construed and enforced under the laws of The Commonwealth of Massachusetts and shall take effect as an instrument under seal.

THE J. JILL GROUP, INC.
By:	/s/ OLGA L. CONLEY Olga L. Conley Chief Financial Officer
CITIZENS BANK OF MASSACHUSETTS, as AGENT
By:	/s/ LORI B. LEETH Lori B. Leeth Senior Vice President

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.	June , 2001

    Then personally appeared Olga L. Conley, the Chief Financial Officer of The J. Jill Group, Inc., as aforesaid, and acknowledged the foregoing instrument to be the free act and deed of The J. Jill Group, Inc., before me.

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.	June , 2001

    Then personally appeared Lori B. Leeth, a Senior Vice President of Citizens Bank of Massachusetts, as aforesaid, and acknowledged the foregoing instrument to be the free act and deed of Citizens Bank of Massachusetts.

Notary Public
My Commission Expires:

2

EXHIBIT A

TRADEMARKS

REGISTRATION NO.	TRADEMARK	REGISTRATION DATE
1,204,106	J. Jill Ltd. [and design]	August 3, 1982
1,323,907	Nicole Summers [and design]	March 5, 1985
1,329,522	Nicole Summers [and design]	April 9, 1985
2,226,071	J. Jill	February 23, 1999
2,286,599	J. Jill	October 12, 1999
2,234,098	J. Jill	March 23, 1999
APPLICATION NO.	TRADEMARK	APPLICATION DATE
76/070767	J. Jill	June 13, 2000
76/070768	J.Jill	June 13, 2000
76/070769	Pure Jill	June 13, 2000
76/070773	Pure Jill	June 13, 2000
76/070770	Pure Jill	June 13, 2000

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GRANT OF SECURITY INTEREST IN TRADEMARKS
EXHIBIT A TRADEMARKS